EXHIBIT NUMBER 2.3

(STAMPED)
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/28/2001
020017535 - 2342126

                               STATE OF DELAWARE
                            CERTIFICATE FOR RENEWAL
                            AND REVIVAL OF CHARTER

     International Freight Logistics, Ltd., a corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:
     1.  The name of this corporation is International Freight Logistics, Ltd.
     2.  Its registered office in the State of Delaware is located at 2711
Centerville Road, City of  Wilmington, DE   Zip Code 19808, County of New Castle
the name and address of its registered agent is The Company Corporation.
     3. The date of filing of the original Certificate of Incorporation in Delaware was June 29, 1993.
     4.  The date when restoration, renewal, and revival of the charter of this
company is to  commence is the 29th day of February    , same being prior to the
date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.
     5.  This corporation was duly organized and carried on the business
authorized by its charter until the first   day of March    A.D. 2000, at which
time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.
     IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing
for the renewal, extension and restoration of charters,   Piero Prato, President
The last and acting authorized officer hereunto set his/her hand to this
certificate this 19th day of   December, 2001.

                                                By:  /s/ Piero Prato
                                                   -----------------------------
                                                         Authorized Officer

                                                Name:    Piero Prato
                                                     ---------------------------
                                                         Print or Type

                                                Title:   President
                                                      --------------------------